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                                    EXHIBIT 5


                                  TROY & GOULD
                            PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, 16TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067

                            TELEPHONE (310) 553-4441



                                                              December 22, 1999

Hawker Pacific Aerospace
11249 Sherman Way
Sun Valley, CA  91352

       Re:      REGISTRATION STATEMENT ON FORM S-3

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of Hawker Pacific Aerospace, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 1,831,597 shares of the Company's common stock (the "Shares") issuable upon the exercise of certain warrants or upon the conversion of certain convertible preferred stock, as described in the Registration Statement. The Shares are to be offered for resale by certain selling securityholders as described therein. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

     We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the authorization for issuance of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based on the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued in accordance with the warrants relating thereto or the certificate of designations authorizing the series of the convertible preferred stock converted thereto, as applicable, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Troy & Gould
                                       ----------------------------------------
                                       Troy & Gould
                                       Professional Corporation